FORM OF Post-Closing Lock-Up Agreement

[Address]

Ladies and Gentlemen:

This Post-Closing Lock-Up Agreement (this “Agreement”) is being delivered pursuant to that certain Agreement and Plan of Merger, dated as of July 31, 2013, by and among PharmAthene, Inc., a Delaware corporation (“PharmAthene”), Taurus Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of PharmAthene (“Merger Sub”) and Theraclone Sciences, Inc., a Delaware corporation (“Theraclone”), and Steven Gillis, Ph.D., solely in its capacity as the representative of the Theraclone Securityholders (the “Merger Agreement”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement. Pursuant to the terms of this Agreement, the undersigned (“Stockholder”) is agreeing that all shares of PharmAthene Common Stock issued to Stockholder as Merger Consideration in connection with the Merger, including shares held as of the Closing Date, and shares that may be held in escrow (whether or not released from escrow) and including any shares issued in connection with any stock split, stock dividend, recapitalization, reorganization, or the like (collectively, the “Lock-Up Shares”), shall be subject to the restrictions and obligations as set forth in this Agreement.

As a material inducement to PharmAthene’s willingness to enter into the Merger Agreement and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of PharmAthene, the undersigned will not, directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any Lock-Up Shares or enter into any Hedging Transaction (as defined below) relating to the Lock-Up Shares (each of the foregoing referred to as a “Disposition”) for a period from the date hereof until such restrictions and obligations have lapsed, as provided in the following sentence. The restrictions and obligations set forth in this Agreement shall lapse and be of no further force or effect as to:

(i) thirty-three percent (33%) of the Lock-Up Shares (rounded up to the nearest whole share) on the six month anniversary of the Closing Date,

(ii) thirty-three percent (33%) of the Lock-Up Shares (rounded up to the nearest whole share) on the nine month anniversary of the Closing Date, and

(iii) the balance of the Lock-Up Shares (rounded up to the nearest whole share) on the first anniversary of the Closing Date (together with the dates referenced in subsection (i)-(ii) above, the “Lapse Dates”).

The foregoing restrictions are expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Lock-Up Shares.

Notwithstanding the foregoing, the undersigned may transfer any or all of the Lock-Up Shares by (i) gift or to any member of the immediate family of the undersigned or to any trust or partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (including by will or intestate succession), provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (ii) to any limited partners, members or stockholders of the undersigned, (iii) in transactions relating to shares of PharmAthene Common Stock or other securities convertible or exercisable into shares of PharmAthene Common Stock acquired in open market transactions or pursuant to employee benefit plans or incentive compensation plans after the execution of this Agreement (including, without limitation, the sale of shares in a “same day sale” or “net exercise” in exercising an option grant or the sale of shares in order to pay withholding taxes upon the vesting of restricted stock units); (iv) in transfers of shares of PharmAthene Common Stock, or any security convertible into or exercisable or exchangeable for Common Stock, to the Company pursuant to agreements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares; and (v) pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided, however, that in any such case it shall be a condition to the transfer pursuant to clauses (i) and (ii) above, that the transferee execute an agreement stating that the transferee is receiving and holding the Lock-Up Shares subject to the provisions of this Agreement, and there shall be no further transfer of such Lock-Up Shares except in accordance with this Agreement.

Without limiting the restrictions or obligations herein, any Disposition by the undersigned shall remain at all times subject to applicable securities laws.

The undersigned agrees that PharmAthene may place an appropriate restrictive legend on the stock certificates representing the Lock-Up Shares issued to the undersigned to indicate that such shares are subject to the terms of this Agreement. PharmAthene agrees that it will (or will instruct the transfer agent for PharmAthene to) promptly remove such restrictive legend (a) upon the earlier to occur of (i) the applicable Lapse Date (only with respect to the stock certificates representing such Lock-Up Shares that are no longer subject to the restrictions and obligations of this Agreement) or (ii) the termination of this Agreement pursuant to its terms (with respect to stock certificates representing all of the Lock-Up Shares) or (b) as otherwise expressly contemplated by this Agreement. The undersigned agrees that PharmAthene may, and the undersigned will, with respect to any Lock-Up Shares, cause the transfer agent for PharmAthene to note stop transfer instructions with respect to the Lock-Up Shares on the transfer books and records of PharmAthene.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Neither the execution and delivery of this Agreement by the Stockholder nor the consummation of the transactions contemplated hereby will directly or indirectly (whether with notice or lapse of time or both) (i) conflict with, result in any violation of or constitute a default by the Stockholder under any mortgage, bond, indenture, agreement, instrument or obligation to which the Stockholder is a party or by which it or any of the Lock-Up Shares are bound, (ii) violate any applicable Law to which the Stockholder, or any of the Lock-Up Shares, may be subject, or (iii) result in the imposition or creation of any Lien upon or with respect to any of the Lock-Up Shares; except, in each case, for conflicts, violations, defaults or Liens that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by such Stockholder of its obligations hereunder.

If Stockholder is married, he or she shall cause his or her spouse to execute and deliver to PharmAthene a Spousal Consent in the form of that attached hereto, and should Stockholder hereafter become married, Stockholder shall promptly cause his or her spouse to execute and deliver to the Company a Spousal Consent in such form.

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This Agreement shall terminate immediately and be of no further force or effect upon the earliest to occur of:

(a)	immediately prior to the consummation of (i) any acquisition or purchase from PharmAthene by any person (as defined in the Merger Agreement) or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Group”)) of a 20% or more interest in the total outstanding voting securities of PharmAthene (other than as a result of the Merger), (ii) any merger, consolidation, business combination, share exchange or similar transaction involving PharmAthene pursuant to which the stockholders of PharmAthene immediately preceding such transaction will hold securities representing less than 80% of the total outstanding voting power of the surviving or resulting entity of such transaction (or PharmAthene entity of such surviving or resulting entity) (other than as a result of the Merger), (iii) any sale, lease, exchange, transfer, exclusive license or disposition of assets (including capital stock or other ownership interests in subsidiaries) representing 20% or more of the aggregate fair market value of the consolidated assets of PharmAthene and its subsidiaries taken as a whole, (iv) any spin-off, spin-out, split-up, carve-out or similar event pursuant to which assets representing 20% or more of either the aggregate fair market value of the assets of PharmAthene as of the Closing Date or the business of the PharmAthene as of the Closing Date will be transferred in one or more transactions or (v) the public announcement of a third party regarding a “bear hug” letter sent to PharmAthene or the public announcement of a third party regarding a tender offer for shares of PharmAthene Common Stock;

(b)	immediately following the launch of any tender offer or exchange offer that if consummated would result in any person (as defined in the Merger Agreement) or Group beneficially owning securities representing 20% or more of the total outstanding voting power of PharmAthene; or

(c)	(i) the filing of a petition by or against PharmAthene under any chapter of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar law relating to bankruptcy, insolvency or other relief for debtors, (ii) appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of PharmAthene, (iii) the insolvency of PharmAthene, or (iv) the making of a general assignment for the benefit of creditors by PharmAthene.

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Very truly yours,

Dated: _____ ____, 2013	______________________________
Print Name: ____________________

Acknowledged and Agreed:

PHARMATHENE, INC.

______________________________

Print Name: ____________________

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STOCKHOLDER AGREEMENT & WRITTEN CONSENT OF THE STOCKHOLDERS

– SPOUSAL CONSENT

I ____________________, spouse of ____________________, have read and approve the foregoing Post-Closing Lock-up Agreement (the “Agreement”). In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my spouse as my attorney in fact with respect to the exercise of any rights and obligations under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights or obligations in the Agreement under the community property laws of the State of Washington or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement.

Date: ________________________________________

Signature of Spouse: ____________________________

Printed Name of Spouse: _________________________